UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 5, 2006, BakBone Software Incorporated (the “Company”) issued an open letter to shareholders, customers and strategic partners announcing certain financial results for the fiscal year ended March 31, 2006 and for the fiscal quarters ended December 31, 2005 and March 31, 2006. A copy of the open letter is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 4, 2006, BakBone Software Incorporated (the “Company”) received definitive notification from the Toronto Stock Exchange (the “TSX”) indicating that, as a result of the Company’s failure to timely file its financial statements, which resulted in the Company’s failure to satisfy Section 714 of the TSX Company Manual for the continued listing of the Company’s common shares for trading on the TSX. Therefore, effective June 2, 2006 at the close of business, the Company’s common shares will be delisted from trading on the TSX.

The Company issued a press release in the form of an open letter to shareholders regarding the notification from the TSX, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by this reference. The Company also posted a Shareholder Q&A on its website on May 5, 2006, a copy of which is attached to this report as Exhibit 99.2 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Open Letter to Shareholders, Customers and Strategic Partners of BakBone Software Incorporated, dated May 5, 2006.

99.2	Shareholder Q&A, dated May 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

May 5, 2006	By:	/s/ James R. Johnson
James R. Johnson Chief Executive Officer